UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

TABLE OF CONTENTS

Item 2.

Item 7.	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 23.1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 26, 2003 (the “Form 8-K”).

Item 2.

On September 26, 2003, Primus Knowledge Solutions, Inc. (“Primus”) filed a Form 8-K to report its acquisition of Broad Daylight, Inc. (“Broad Daylight”). Pursuant to Item 7 of Form 8-K, Primus indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is being filed to provide such financial information.

Item 7.	Financial Statements and Exhibits

The following financial statements required by Item 7 with respect to the acquisition of Broad Daylight, Inc. are filed as part of this report:

(a) Financial Statements of Business Acquired

(b) Pro Forma Financial Information

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of August 11, 2003, by and among Primus Knowledge Solutions, Inc., and Broad Daylight, Inc. and solely for the purposes of Article VII, Heidi Roizen, as Holders’ Representative (incorporated by reference from Exhibit 2.1 to Primus Knowledge Solutions, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 filed with the Securities and Exchange Commission on August 14, 2003). (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Press release dated August 12, 2003 regarding the acquisition of Broad Daylight, Inc. (incorporated by reference to Exhibit 99.1 to Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2003).

99.2	Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2003 regarding the closing of the acquisition of Broad Daylight, Inc.

INDEPENDENT AUDITORS’ REPORT

The Stockholders and Board of Directors

Primus Knowledge Solutions, Inc.

We have audited the balance sheet of Broad Daylight, Inc. as of June 30, 2003 and the related statements of operations, shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broad Daylight, Inc. as of June 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Seattle, Washington

November 4, 2003

BROAD DAYLIGHT, INC.

BALANCE SHEET

June 30, 2003

(in thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$906
Accounts receivable, net of allowance for doubtful accounts of $44	50
Prepaid expenses and other current assets	504

Total current assets	1,460

Property and equipment, net	163
Other assets	43

Total assets	$1,666

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$544
Accrued and other liabilities	160
Obligations under capital lease	67
Deferred revenue	675

Total current liabilities	1,446

Commitment and subsequent event
Series A-1 convertible preferred stock, $0.001 par value, authorized 14,527,210 shares; issued and outstanding 5,286,641 shares	1,713
Shareholders’ deficit:
Common stock, $0.001 par value; authorized 22,000,000 shares; issued and outstanding 1,099,492 shares	26,103
Accumulated deficit	(27,596)

Total shareholders’ deficit	(1,493)

Total liabilities, redeemable convertible preferred stock and shareholders’ deficit	$1,666

See accompanying notes to financial statements.

BROAD DAYLIGHT, INC.

STATEMENT OF OPERATIONS

For the Year Ended June 30, 2003

(in thousands)

Revenue:
License	$826
Service	1,303

Total revenue	2,129

Cost of revenue:
License	213
Service	621

Total cost of revenue	834

Gross profit	1,295

Operating expenses:
Sales and marketing	1,948
Research and development	1,168
General and administrative	1,492

Total operating expenses	4,608

Loss from operations	(3,313)
Other expense, net	(72)

Loss before income taxes	(3,385)
Income tax expense	—

Net loss	$(3,385)

See accompanying notes to financial statements.

BROAD DAYLIGHT, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

(in thousands, except share data)

	Series A preferred stock		Series B preferred stock		Series C preferred stock		Common stock		Accumulated deficit	Total shareholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2002	48,500	$1,179	391,430	$19,390	496,447	$5,262	162,838	$272	$(24,211)	$1,949
Exercise of common stock options	—	—	—	—	—	—	220	—	—	—
Conversion of preferred stock to common stock	(48,500)	(1,179)	(391,430)	(19,390)	(496,447)	(5,262)	936,434	25,831	—	—
Net loss	—	—	—	—	—	—	—	—	(3,385)	(3,385)

Balance at June 30, 2003	—	$—	—	$—	—	$—	1,099,492	$26,103	$(27,596)	$220

See accompanying notes to financial statements.

BROAD DAYLIGHT, INC.

STATEMENT OF CASH FLOWS

For the Year Ended June 30, 2003

(in thousands)

Cash flows used in operating activities:
Net loss	$(3,385)
Adjustments to reconcile net loss to net cash used in operating activities:
Option and warrant expense	6
Depreciation and amortization	501
Changes in assets and liabilities:
Accounts receivable	190
Prepaid expenses and other current assets	(205)
Accounts payable and accrued liabilities	321
Deferred revenue	17

Net cash used in operating activities	(2,555)

Cash flows used in investing activities—purchases of property and equipment	(256)

Cash flows from financing activities:
Repayments of equipment financing and obligations under capital lease	(285)
Proceeds from issuance of series A-1 preferred stock, net	1,713

Net cash provided by financing activities	1,428

Net decrease in cash and cash equivalents	1,383
Cash and cash equivalents at beginning of year	2,289

Cash and cash equivalents at end of year	$906

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$41

See accompanying notes to financial statements.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS

Note	1. Description of Business and Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Broad Daylight, Inc. (the Company) was incorporated in the state of Delaware on July 25, 1996. The Company develops and markets web-based software which enables its customers to efficiently manage questions and answers from customers, employees, and partners.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company is subject to certain business risks that could affect future operations and financial performance. These risks include, but are not limited to, changing computing environments, rapid technological change, development of new products, limited protection of proprietary technology, claims of intellectual property infringement and competitive products and pricing.

The Company does not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, the Company has not guaranteed any obligations of unconsolidated entities nor does it have any commitment or intent to provide any funding to any such entity. As such, the Company is not exposed to any market, credit, liquidity or financing risk that could arise if the Company had engaged in such relationships.

Stock Split

The Board of Directors and the required majority of shareholders approved a one-for-one hundred (1 for 100) reverse stock split of the common stock in March 2003. The accompanying financial statements have been retroactively restated to reflect this reverse stock split.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. Substantially all of the Company’s cash and cash equivalents are invested in highly liquid money market funds or operating accounts with a major financial institution. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Credit losses to date have been within management’s estimates.

For the year ended June 30, 2003, two customer’s accounted for approximately 59% of total revenue. At June 30, 2003, four customers accounted for approximately 77% of accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity at purchase of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company performs a periodic analysis to determine the appropriate allowance for doubtful accounts. This analysis includes various analytical procedures and a review of factors, including specific individual balances selected from a cross-section of the accounts that comprise total accounts receivable, individual review of past due balances over 90 days and a specified amount, our history of collections, as well as the overall economic environment. Account balances are charged off against the allowance after the potential for recovery is considered remote. The Company does not have any off balance sheet credit exposure related to its customers.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note	1. Description of Business and Summary of Significant Accounting Policies, Continued

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease. Depreciation and amortization are calculated on the straight-line method over the estimated useful lives of the assets (generally three years) or over the lease term, if shorter for leasehold improvements. Upon retirement or sale, the cost and related accumulated depreciation or amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Fair Value of Financial Instruments

At June 30, 2003, the recorded amounts of cash and cash equivalents, accounts receivable and payable, prepaid expenses and other current assets, accrued and other liabilities and compensation-related accruals reflected in the financial statements approximate fair value based on their liquidity or their short-term nature.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows attributable to such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset.

Revenue Recognition

Revenue consists of license and service revenue. Service revenue consists of maintenance and support, consulting, training and hosting fees. Maintenance and support and ongoing hosting fees are recognized ratably over the term of the contract, typically one year. Consulting revenue is primarily related to implementation and integration services performed on a time-and-materials basis under separate service arrangements related to the use of the Company’s software products. Revenue from consulting and training services is recognized as services are performed. If a transaction includes both license and service elements, license fees are recognized separately upon delivery and installation of the software, provided services do not include significant customization or modification of the base product, and the licenses are not subject to other than customary acceptance criteria.

The Company recognizes revenue in accordance with accounting standards established for software companies. These include Statement of Position No. 97-2, Software Revenue Recognition, as amended by Statement of Position No. 98-9, Software Revenue Recognition with Respect to Certain Arrangements and Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). Revenue is recognized when persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable and there is vendor–specific objective evidence to allocate the total fee to the elements of the arrangement.

Vendor-specific objective evidence (VSOE) is typically based on the price charged when an element is sold separately, or, in the case of an element not yet sold separately, the price established by authorized management, if it is probable that the price, once established, will not change before market introduction. In multiple element arrangements in which VSOE exists only for undelivered elements, the fair value of the undelivered elements is deferred and the residual arrangement fee is assigned to the delivered elements. If evidence of fair value for any of the undelivered elements does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note	1. Description of Business and Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Revenue from software license arrangements is generally recognized upon the delivery of the software, provided all of the other revenue recognition requirements of Statement of Position No. 97-2 have been met. If services are included in the arrangement that are essential to the functionality of the software, the revenue is recognized over the implementation period.

If a customer requires other than customary acceptance criteria, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period. Revenue for license arrangements with payment terms extending beyond one year is recognized periodically as payments become due, provided all other conditions for revenue recognition are met.

Cost of Revenue

Cost of license revenue consists primarily of media, product packaging and shipping, documentation and other production costs, and third party royalties. Cost of services and maintenance revenue consist primarily of salaries, benefits and allocated overhead costs related to customer support, consulting, hosting, training and global services personnel, including the cost of services provided by third-party consultants engaged by the Company.

Software Development Costs

Software development costs are expensed as incurred until technological feasibility of the underlying software product is achieved. After technological feasibility is established, software development costs are capitalized. Capitalized costs are then amortized on a straight-line basis over the estimated product life, or based on the ratio of current revenue to total projected product revenue, whichever is greater. To date, technological feasibility and general availability of such software have occurred simultaneously and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

Advertising

Advertising costs are expensed as incurred. Advertising expense is included in sales and marketing expenses and was approximately $72,000 during the year ended June 30, 2003.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note	1. Description of Business and Summary of Significant Accounting Policies, Continued

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

The Company applies the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling , Goods or Services.” Under APB Opinion No. 25, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock Based Compensation, established accounting and disclosure requirements using a fair value based method of accounting for stock based employee compensation plans. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the minimum value method with the following weighted average assumptions: expected life, six years, risk-free interest rates ranging from 4.6%—6.6%, and no dividends during the expected term. The weighted average fair value of options awarded during the year ended June 30, 2003 is approximately $0.08. The Company’s calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the stock awards had been amortized to expense over the vesting period of the awards, the effect on net loss would not have been significant.

Recently Issued Accounting Pronouncements

In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 00-21 (EITF 00-21), “Revenue Arrangements With Multiple Deliverables.” EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. EITF 00-21 will become effective July 1, 2003. The Company does not expect the adoption of EITF 00-21 to have a material effect on its financial position or results of operation.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 after July 1, 2003 to have a significant impact on its financial position or results of operations.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 1.	Description of Business and Summary of Significant Accounting Policies, Continued

Recently Issued Accounting Pronouncements, Continued

In July 2003, the EITF reached a consensus on Issue 03-5, “Applicability of AICPA Statement of Position 97-2 “Software Revenue Recognition” (SOP 97-2) to Non-Software Deliverables” (EITF 03-5). The consensus was reached that non-software deliverables are included within the scope of SOP 97-2 if they are included in an arrangement that contains software that is essential to the non-software deliverables’ functionality. This consensus is effective at the beginning of the first interim period beginning after August 13, 2003. The Company does not expect the adoption of EITF 03-5 to have a material impact on its financial position or results of operations.

Note 2.	Balance Sheet Components

Prepaid expenses and other current assets:

June 30, 2003
(In thousands)
Prepaid royalties	$375
Other	129

$504

Property and equipment, net:

June 30, 2003
(In thousands)
Computer equipment	$1,781
Furniture, fixtures, and equipment	109
Software	239
Leasehold improvements	30

Total property and equipment	2,159
Less accumulated depreciation and amortization	(1,996)

$163

Accrued and other liabilities:

June 30, 2003
(In thousands)
Accrued payroll and related expenses	$123
Other	37

$160

Depreciation and amortization expense was approximately $501,000 for the year ended June 30, 2003.

Note 3.	Lease Obligations

In June of 2000, the Company leased equipment under a financing agreement, which matured in June of 2003 and bore interest at a rate of 8.5% annually. Borrowings outstanding under the equipment financing were approximately $67,000 at June 30, 2003. The property held under the capital lease was fully amortized at June 30, 2003.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 4.	Income Taxes

Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 34% to loss before income taxes, as a result of the following:

Year Ended June 30, 2003
(In thousands)
Income tax benefit at U.S. statutory rate of 34%	$(1,151)
Change in valuation allowance, net of intra-period allocations	1,216
Research and development credit	(65)
Foreign taxes	—

Income tax expense	$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Year Ended June 30, 2003
(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$8,839
Research and development tax credits	567
Deferred revenue	240
Accrued expenses not currently deductible	140

Total deferred tax assets	9,786
Valuation allowance	(9,786)

$—

Due to the Company’s history of net operating losses, the Company has established a valuation allowance equal to its deferred tax assets.

At June 30, 2003, the Company has net operating loss carryforwards of approximately $27,600,000. The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. The Company may have experienced such ownership changes as a result of the various stock offerings and the utilization of the carryforwards could be limited.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 5.	Redeemable Convertible Preferred Stock

At June 30, 2003, there was issued and outstanding 5,286,641 shares of Series A-1 Preferred Stock (“Series A-1 Preferred”) in the Company. The Series A-1 Preferred financing closed in April 2003, and the stock was issued at $0.3786 per share, resulting in proceeds to the Company of approximately $1,713,000 net of issuance costs of approximately $289,000. The Series A-1 Preferred carried a right to receive noncumulative dividends of 8% per annum if declared by the Board. At June 30, 2003, no dividends had been declared. The Series A-1 Preferred carried the following primary rights and preferences: (1) a right to redemption commencing five years after the date of first sale, (2) an initial conversion ratio into Company common stock of one-to-one (1:1), with automatic conversion upon a firm commitment for an underwritten public offering resulting in aggregate proceeds to the Company of at least $15 million and a per share offering price to the public of at least $1.89, (3) a liquidation preference of three times the purchase price (subject to the common stock liquidation carve out described below) and to share pari passu with all stockholders in any liquidation preference after the liquidation preference of the Company’s common stock is paid, and (4) other preferential rights concerning voting, board of director seats, and the like. The Company’s common stockholders are entitled to a carve out from proceeds that would otherwise be retained by the Series A-1 Preferred in a minimum amount of the lesser of 5% of the total liquidation proceeds or $1 million.

As a result of the merger of the Company with a wholly owned subsidiary of Primus Knowledge Solutions, Inc. (“Primus”) in September 2003, the Series A-1 Preferred has been exchanged for approximately 2,090,000 shares of Primus common stock.

Note 6.	Shareholders’ Equity (Deficit)

Convertible Preferred Stock

At June 30, 2003, there were no classes of convertible preferred stock outstanding (other than the Series A-1 Preferred). The previously issued Series A, B and C Convertible Preferred Stock in the Company was converted into common stock in March 2003, by action of the Board of Directors and the required majority of the Company’s shareholders.

Common Stock

The Board of Directors and the required majority of shareholders approved a one-for-one hundred (1 for 100) reverse stock split of the common stock during March 2003. The accompanying financial statements have been retroactively restated to reflect this stock split. The common stock outstanding at June 30, 2003 includes the effect of the conversion into common stock of all the previously outstanding Series A, B and C Preferred stock of the Company.

As a result of the merger of the Company with a wholly owned subsidiary of Primus in September 2003, all the Company common stock (including common stock under stock options exercised and deemed to have been exercised after June 30, 2003 and prior to closing of the merger) has been exchanged for approximately $140,000 in cash (see “Note 11 Subsequent Event”).

Stock Options

The Company’s fixed stock option plans include the 1997 Stock Incentive Compensation Plan (1997 SIC Plan) and the 2001 Stock Incentive Compensation Plan (2001 SIC Plan). The use of the 1997 SIC Plan for grants of new awards terminated in 2001. The Company’s stock option plans are hereby collectively referred to as the “Option Plans”. The Option Plans provide for the granting of incentive stock options to employees and nonqualified stock options to employees, directors, and consultants. Options granted under the Option Plans typically vest over four years and remain exercisable for a period not to exceed ten years. At June 30, 2003, there were 2,980,159 shares available for future grant under the 2001 SIC Plan. All of the Company’s stock options and stock plans were cancelled as of the date the Company was acquired by Primus (see “Note 11 Subsequent Event”).

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 6.	Shareholders’ Equity (Deficit), Continued

Stock Options, Continued

A summary of the Company’s stock option activity for the year ended June 30, 2003 follows:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Prices
Balance at July 1, 2002	23,156	59,146	$1.47
Additional shares authorized	4,361,400	—	—
Options granted	(1,432,725)	1,432,725	0.03
Options forfeited	28,328	(28,328)	1.00
Options exercised	—	(220)	1.00

Balance at June 30, 2003	2,980,159	1,463,323	$0.03

Additional information regarding options outstanding and options exercisable at June 30, 2003 for selected exercise price ranges follows:

		Outstanding		Exercisable
Range of Exercise Prices	Number of Options	Weighted- Average Contractual Life (Years)	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$ 0.02 – $ 0.03	1,417,262	9.8	$ 0.03	460,159	$03
1.00 – 1.00	46,031	8.7	1.00	18,034	1.00
10.00 – 10.00	30	8.9	10.00	30	10.00

0.02 – 10.00	1,463,323	9.8	0.06	478,223	0.07

Warrants

In connection with capital lease financings in 2000 and 1999, the Company issued warrants to purchase approximately 1,347 shares of Series B preferred stock at $50.00 per share, expiring in October 2005. The estimated value of these warrants is being amortized to interest expense over the terms of the related borrowings, and totaled approximately $6,000 for the year ended June 30, 2003.

In connection with a sale to a customer in 2001, the Company issued warrants to purchase 500 shares of Series B preferred stock at $50.00 per share, expiring in December 2008.

Note 7.	License Agreements

The Company has entered into various agreements that allow for incorporation of licensed technology into its products. The Company incurs royalty fees under these agreements that are based on a predetermined fee per license sold or percentage of license revenue. Royalty costs incurred under these agreements are recognized over the periods that the related revenue is recognized and is included in cost of revenue. These amounts totaled approximately $96,000 for the year ended June 30, 2003. As of June 30, 2003, the Company had prepaid royalties of approximately $375,000 under such agreements.

BROAD DAYLIGHT, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note	8. Employee Benefit Plan

The Company maintains a defined contribution retirement plan for eligible employees under the provisions of Internal Revenue Code Section 401(k). Participants may defer up to a portion of their annual compensation on a pretax basis, subject to maximum limits on contributions. Contributions by the Company are at the discretion of the Board of Directors. No discretionary contributions have been made by the Company to date.

Note	9. Commitment

The Company leases office space under an operating lease which expires in November 2003. Rent expense for the year ended June 30, 2003 was approximately $244,000. Obligations under the lease through November 2003 are approximately $73,000.

Note	10. Guarantees

In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 provides expanded accounting guidance surrounding liability recognition and disclosure requirements related to guarantees, as defined by this Interpretation. The Company adopted FIN No. 45 during the year ended June 30, 2003. In the ordinary course of business, the Company is not subject to potential obligations under guarantees that fall within the scope of FIN No. 45 except for standard indemnification and warranty provisions that are contained within many of its customer license and service agreements, and give rise only to the disclosure requirements prescribed by FIN No. 45. Indemnification and warranty provisions contained within the Company’s customer license and service agreements are generally consistent with those prevalent in our industry. The duration of the Company’s product warranties generally does not exceed 90 days following delivery of its products. The Company has not incurred significant obligations under customer indemnification or warranty provisions historically and do not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential customer indemnification or warranty-related obligations.

Note	11. Subsequent Event

On August 12, 2003, the Company signed a definitive merger agreement with Primus Knowledge Solutions, Inc. (“Primus”) under which Primus acquired 100% of the voting interest of the Company’s stock through a merger of the Company with a wholly owned subsidiary of Primus. The merger of the Company with a subsidiary of Primus closed in September 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of the Company for 2,131,009 shares of Primus common stock valued at approximately $2.5 million, plus cash of approximately $140,000. The fair value of the common stock issued by Primus upon the acquisition was $1.19 per share, based on the average market price for a period before and after August 12, 2003 (the date of the Agreement and Plan of Reorganization (“the Merger Agreement”)). All the Company stock options as of the acquisition date were cancelled.

Unaudited Pro Forma Condensed Financial Information

(in thousands, except share data)

On August 12, 2003, the Company signed a definitive merger agreement with Primus Knowledge Solutions, Inc. and subsidiaries (“Primus”) under which Primus acquired 100% of the voting interest of the Company’s stock through a merger of the Company with a wholly owned subsidiary of Primus. The merger of the Company with a subsidiary of Primus closed in September 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Broad Daylight, Inc. (“Broad Daylight”) for 2,131,009 shares of Primus common stock valued at approximately $2.5 million, plus cash of approximately $140,000. The fair value of the common stock issued by Primus upon the acquisition was $1.19 per share, based on the average market price for a period before and after August 12, 2003 (the date of the Agreement and Plan of Reorganization (“the Merger Agreement”)).

The following unaudited pro forma financial condensed statements are presented to illustrate the effects of the acquisition of Broad Daylight, Inc. (Broad Daylight) on the historical financial position and operating results of Primus.

The following Unaudited Pro Forma Condensed Combined Balance sheet as of June 30, 2003 gives effect to the acquisition of Broad Daylight as if it had occurred on June 30, 2003 and the Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2002 and the six months ended June 30, 2003 (“Pro Forma Financial Statements”) give effect to the acquisition of Broad Daylight as if it had occurred on January 1, 2002. The Pro Forma Condensed Combined Statements of Operations are based on historical results of operations of Primus and Broad Daylight for the year ended December 31, 2002 and the six months ended June 30, 2003. The Pro Forma Financial Statements and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Primus and Broad Daylight. For Primus, those financial statements are included in Primus’ Annual report on Form 10K for the year ended December 31, 2002 and Primus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

The historical and pro forma data is presented on the basis of a December 31 year-end, which is the year-end of Primus. Broad Daylight reports its results of operations on the basis of a June 30 year-end. As such, the historical data for Broad Daylight for the year ended December 31, 2002 was derived by combining the unaudited results for the six months ended June 30, 2002 with the unaudited results for the six months ended December 31, 2002.

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2003

(in thousands)

	Primus	Broad Daylight	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$10,749	$906	$(140	) (a)	$11,515
Accounts receivable, net of allowance for doubtful accounts	2,695	50	—		2,745
Prepaid expenses and other current assets	951	504	(263	) (d)	1,192

Total current assets	14,395	1,460	(403)		15,452
Property and equipment, net of accumulated depreciation	1,435	163	(40	) (d)	1,558
Goodwill	—	—	2,316	(a)	2,316
Other intangible assets	—	—	576	(a)	576
Note receivable from related party	750	—	—		750
Other assets	195	43	—		238

Total assets	$16,775	$1,666	$2,449		$20,890

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$1,143	$544	$(15	) (d)	$1,672
Accrued and other liabilities	2,041	37	198	(a)	2,276
Compensation-related accruals	908	123	—		1,031
Obligations under capital lease	—	67	—		67
Deferred revenue	5,600	675	(50	) (d)	6,225

Total current liabilities	9,692	1,446	133		11,271

Redeemable convertible preferred stock Series A	—	1,713	(1,713	) (b)	—
Shareholders’ equity:
Common stock	477	26,103	(26,050	) (a, b)	530
Additional paid-in-capital	110,208	0	2,483	(a)	112,691
Accumulated other comprehensive income	112	—	—		112
Accumulated deficit	(103,714)	(27,596)	27,596	(b)	(103,714)

Total shareholders’ equity (deficit)	7,083	1,493	4,029		9,619

Total liabilities, redeemable convertible preferred stock and shareholders’ equity (deficit)	$16,775	$1,666	$2,449		$20,890

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2002

(in thousands, except per share data)

	Primus	Broad Daylight	Pro Forma Adjustments	Pro Forma Combined
Revenue:
License	8,092	1,336	—	9,428
Service	12,850	1,168	—	14,018

Total revenue	20,942	2,504	—	23,446

Cost of revenue:
License	328	297	—	625
Service	4,697	575	—	5,272
Amortization of intangibles	—	—	160 (c)	160

Total cost of revenue	5,025	872	160	6,057

Gross profit	15,917	1,632	(160)	17,389
Operating expenses:
Sales and marketing	11,519	1,798	—	13,317
Research and development	7,856	1,198	—	9,054
General and administrative	4,367	1,767	—	6,134
Restructuring charges	1,227	—	—	1,227

Total operating expenses	24,969	4,763	—	29,732

Loss from operations	(9,052)	(3,131)	(160)	(12,343)

Other income (expense), net:	202	(52)	—	150

Loss before income taxes and cumulative effect of change in accounting principle	(8,850)	(3,183)	(160)	(12,193)
Income tax expense	(111)	—	—	(111)

Loss before cumulative effect of change in accounting principle	(8,961)	(3,183)	(160)	(12,304)
Cumulative effect of change in accounting principle	(2,281)	—	—	(2,281)

Net loss	$(11,242)	$(3,183)	$(160)	$(14,585)

Basic and diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(0.47)		$(0.58)
Cumulative effect of change in accounting principle	(0.12)		(0.11)

	$(0.59)		$(0.69)

Weighted average shares used in computing basic net loss per common share	18,983		2,131 (e)	21,114

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2003

(in thousands, except per share data)

	Primus	Broad Daylight	Pro Forma Adjustments	Pro Forma Combined
Revenue:
License	$2,841	$300	$—	$3,141
Service	6,364	679	—	7,043

Total revenue	9,205	919	—	10,184

Cost of revenue:
License	154	87	—	241
Service	2,381	394	—	2,775
Amortization of intangibles	—	—	73 (c)	73

Total cost of revenue	2,535	481	73	3,089

Gross profit	6,670	498	(73)	7,095
Operating expenses:
Sales and marketing	5,125	1,017	—	6,142
Research and development	3,690	573	—	4,263
General and administrative	1,675	647	—	2,322

Total operating expenses	10,490	2,237	—	12,727

Loss from operations	(3,820)	(1,739)	(73)	(5,632)

Other income (expense), net	67	(14)	—	53

Loss before income taxes	(3,753)	(1,753)	(73)	(5,579)
Income tax expense	(81)	—	—	(81)

Net loss	$(3,834)	$(1,753)	$(73)	$(5,660)

Net loss available to common shareholders	$(3,834)			$(5,660)

Basic and diluted loss per share	$(0.20)			$(0.27)

Weighted average shares used in computing basic net loss per common share	19,054		2,131 (e)	21,185

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments

The following adjustments were applied to the historical financial statements of Primus and Broad Daylight to arrive at the unaudited pro forma condensed combined financial information:

(a)	Represents the allocation of the purchase price, including approximately $198,000 of estimated acquisition costs incurred in the acquisition, to the assets and liabilities of Broad Daylight, as of June 30, 2003. The estimated acquisition costs consist primarily of legal and accounting fees and other directly related costs. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill. The estimated fair values of assets acquired and liabilities assumed are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration.

A summary of the components of the estimated purchase price for the acquisition is as follows (in thousands, except per share data):

Primus common shares issued	2,131
Per common share value	$1.19

$2,536
Plus:
Cash	140
Estimated acquisition costs	198

Total	$2,874

The following represents the preliminary allocation of the purchase price to the assets and liabilities of Broad Daylight:

Current assets	$1197
Furniture and equipment	123
Other assets	43
Goodwill	2,316
Other acquired intangible assets:
Acquired technology	450
Customer relationships	70
Tradenames	56
Liabilities	(1,381)

Total	$2,874

There were no adjustments required to conform the accounting policies of Broad Daylight. There were no intercompany transactions in the periods presented.

(b)	To eliminate the historical shareholders’ equity (deficit) and the redeemable convertible preferred stock of Broad Daylight.

(c)	Represents the amortization of other intangible assets for year ended December 31, 2002 and the six month period ended June 30, 2003, assuming the transaction occurred on January 1, 2002. Other intangible assets are amortized over their estimated useful life ranging from 16 months to three years.

(d)	Represents a reduction in value of certain amounts to reflect their fair value at the acquisition date.

(e)	Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effect would be antidilutive.

EXHIBITS

The following exhibits are filed herewith:

20.1	Broad Daylight, Inc. audited financial statements

23.1	Consent of KPMG LLP, independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Date: November 17, 2003	By:	/s/ Ronald M. Stevens

Ronald M. Stevens Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Financial and Accounting Officer)